EXHIBIT 99.1

TiVo Corporation 2160 Gold Street San Jose, CA 95002

TIVO CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

Company Continues to Advance Its Strategic Growth Initiatives
Strategic Transaction Discussions Continue for Product and IP Licensing Businesses

SAN JOSE, Calif. - (BUSINESS WIRE) - February 26, 2019 - TiVo Corporation (NASDAQ: TIVO) today reported financial results for the fourth quarter and for the full year ended December 31, 2018.

“In the quarter, we continued to advance our strategic goals, focusing on our five pillars for growth along with a continued focus on profitability. Further, at CES, we demonstrated, to select partners, a unique entertainment discovery experience for the internet age and received very promising feedback. We plan to launch this product in the second half of 2019. On the IP front, we continue to expand our licensing, particularly in international markets,” said Raghu Rau, Interim President and Chief Executive Officer. “We are very excited about the prospects for our long-term growth strategy.”

UPDATE ON STRATEGIC ALTERNATIVES TO MAXIMIZE VALUE FOR SHAREHOLDERS

We continue to make progress with our review of strategic alternatives and are still in ongoing discussions regarding potential strategic options or transactions for each of our Product and IP Licensing businesses. Due to the unique nature of our Product and IP Licensing businesses, this process is taking longer than we hoped.

We have proactively begun working internally on preparing for the possible separation of the two businesses to help address some of the complexities and potentially facilitate strategic transactions. The Board and management team continue to be thoughtful about the outcome that can best drive shareholder value for TiVo. We look forward to providing additional information by our first quarter earnings call.

BUSINESS OUTLOOK

TiVo’s management and Board are still conducting an in-depth review of its businesses, cost structure and strategic options to maximize shareholder value. Due to the broad range of potential outcomes, the Company is not currently providing financial estimates.

CAPITAL ALLOCATION

On February 21, 2019, TiVo’s Board of Directors declared a cash dividend of $0.18 per common share, to be paid on March 26, 2019 to stockholders of record as of the close of business on March 12, 2019.

CURRENT PERIOD FINANCIAL RESULTS

As discussed in detail during previous earnings calls, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which superseded the previous revenue recognition requirements on January 1, 2018 using the modified retrospective transition approach. The Company’s results for 2017 are reported under the prior standard and results for 2018 are reported under the new standard. While there is no change in either the nature of our business operations or our cash flows, revenue recognition in 2018 is considerably different than in 2017. For instance, in the fourth quarter of 2018, TiVo recognized approximately $0.8 million less in revenue than it would have under the previous requirements.

FOURTH QUARTER 2018 FINANCIAL HIGHLIGHTS

Quarterly Financial Information	(In thousands)
	Three Months Ended December 31,
	2018	2017	% Change
GAAP Consolidated Results
Total Revenues, net	$168,459	$214,236	(21)%
Goodwill impairment	269,000	—	N/a
Total costs and expenses (including goodwill impairment)	441,943	211,292	109%
Operating (loss) income	(273,484)	2,944	(9,390)%
Loss from continuing operations before income taxes	(287,442)	(5,656)	4,982%
(Loss) income from continuing operations, net of tax	(288,189)	18,439	(1,663)%

GAAP Diluted weighted average shares outstanding	123,802	122,362

Total Revenues, net	$168,459	$214,236	(21)%
Legacy TiVo Solutions IP Licenses	—	(25,847)	(100)%
Hardware	(3,824)	(7,694)	(50)%
Other Products	(3,660)	(689)	431%
Core Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products)	$160,975	$180,006	(11)%
Total Revenues, net and Core Revenue include $7.3 million and $19.6 million of revenue from out-of-license settlements in Q4 2018 and Q4 2017, respectively. Total Revenues, net and Core Revenue decreased $0.8 million as a result of adopting the amended revenue recognition guidance on January 1, 2018. The increase in Total costs and expenses is the result of a $269.0 million Goodwill impairment charge for our Product reporting unit, which was partially offset by lower Amortization of intangible assets, the Company’s continuing cost reduction efforts and a reduction in hardware COGS as a result of the planned transition of our MSO partners and retail customers to deploying the TiVo service on third-party hardware.

	(In thousands)
	Three Months Ended December 31,
	2018	2017	% Change
Non-GAAP Consolidated Results
Adjusted EBITDA	$42,141	$74,567	(43)%
Non-GAAP Pre-tax Income	30,151	60,309	(50)%
Cash Taxes	3,519	1,318	167%

Non-GAAP Diluted Weighted Average Shares Outstanding	124,338	122,362

Adjusted EBITDA, Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes are defined below in the section entitled “Non-GAAP Financial Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below. In accordance with the SEC’s interpretations on the use of Non-GAAP financial measures, TiVo does not report net income or EPS on a non-GAAP basis; however, TiVo provides financial metrics, including Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes, to assist those wanting to calculate such measures on a Non-GAAP basis.

SEGMENT RESULTS AND OPERATING HIGHLIGHTS - PRODUCT

	(In thousands)
	Three Months Ended December 31,
	2018	2017	% Change
Platform Solutions	$74,519	$80,606	(8)%
Software and Services	18,300	19,225	(5)%
Other	3,660	689	431%
Total Product Revenue, net	96,479	100,520	(4)%
Adjusted Operating Expenses	83,440	96,793	(14)%
Adjusted EBITDA	$13,039	$3,727	250%
Adjusted EBITDA Margin	13.5%	3.7%

Total Product Revenue, net	$96,479	$100,520	(4)%
Hardware	(3,824)	(7,694)	(50)%
Other Products	(3,660)	(689)	431%
Core Product Revenue (excludes revenue from Hardware and Other Products)	$88,995	$92,137	(3)%

The $6.1 million decrease in Platform Solutions revenue was largely attributable to a $3.9 million decrease in Hardware revenue, as a result of the planned transition of our MSO partners and retail customers to deploying the TiVo service on third-party hardware, a $2.2 million decrease in revenue from the Company's classic guide products and a $1.3 million decrease in revenue as a result of adopting the amended revenue recognition guidance on January 1, 2018; partially offset by an increase in revenue from TiVo MSO customers. Hardware revenue is expected to continue to decline due to the planned transition to deploying the TiVo service on third-party hardware. Revenues from classic guide products are expected to decline in the future as a result of customer churn and conversions to newer guide products, such as TiVo’s MSO guide product. Other revenue primarily consists of ACP revenue, which, while up in comparison to the same quarter a year ago, is expected to continue its decline in the future.

The decrease in Adjusted Operating Expenses primarily relates to a $5.6 million decrease in the Cost of hardware revenues and benefits from cost savings initiatives, partially offset by an increase in compensation costs.

The increase in Adjusted EBITDA Margin primarily relates to a shift in the Product business mix toward higher margin products as hardware becomes a smaller portion of the Product business as a result of the planned transition of our MSO partners and retail customers to deploying the TiVo service on third-party hardware and benefits from cost savings initiatives, partially offset by the effects of adopting the amended revenue recognition standard.

Product Segment Operating Highlights:

▪	Approximately 22 million subscriber households around the world use TiVo's advanced television experiences.

•
izzi Telecom will expand deployment of TiVo’s Passport Guide for set-top boxes to its operations in Mexico City and Monterrey, and add TiVo Video metadata, which together provide a high-quality and intuitive user experience.

•
TiVo once again provided its retail subscribers with the innovative solution to go back and re-watch the Super Bowl, and to use their SKIP feature to skip the game and jump straight to the commercials. Over 20% more customers recorded the game this year compared to last year, the first year Game Skip was offered.

•
Minerva Networks, an IPTV industry pioneer and the leading supplier of service management infrastructure for the delivery of pay-TV services, will use TiVo as the primary metadata provider for their new cloud service delivery platform, Minerva YourTV Now.

•	A leading social network signed a 2-year agreement to use TiVo’s video metadata including trending scores and viewers ratings.

•
TikiLIVE, an over-the-top (OTT) and IPTV platform development and cloud hosting company that deploys enterprise solutions, has extended its license agreements for TiVo Video Metadata and standardized on TiVo as a one-stop-shop service for all its metadata requirements.

•
Sky Mexico, a leading provider of subscription television services in Mexico, Central America and the Dominican Republic, has signed a new metadata deal to use TiVo as the primary metadata provider for its next-generation platform.

•
Verizon extended a multi-year agreement to have access to the latest version of TiVo’s Personalized Content Discovery Platform conversation, search and recommendations services across set-top boxes, websites and popular streaming devices, bringing forth a more personal entertainment experience for its customers.

•
Launched TiVo’s first campaign with a major broadcaster using the new personalized advertising product, Sponsored Discovery, delivering a 142% increase in tune-in to the new show for those who saw the ad.

•
TiVo’s unique voice users grew 54%, from 2.4 million at the end of Q3 to 3.7 million unique users at the end of Q4. Additionally, quarterly queries grew by 93%, from 123 million queries in Q3 to 238 million in Q4.

•	TiVo’s Targeted Audience Delivery (TAD), the platform that creates segments of TV viewers from its TV return path data, had revenue growth of 117% compared to the previous quarter.

•	TiVo’s Targeted Audience Delivery (TAD) was adopted by additional customers in the TV and digital advertising industry:

◦	Cross Screen Media, a marketing analytics and software company, licensed TAD data to optimize the impact of campaigns across screens for its clients.

◦	TVSquared, the worldwide leader in TV attribution, licensed TAD data to measure and optimize the impact of campaigns across screens for its clients.

◦	Simulmedia, a data-driven TV advertising company, licensed TAD data to improve the targeting and performance of its TV campaigns.

SEGMENT RESULTS AND OPERATING HIGHLIGHTS - IP LICENSING

	(In thousands)
	Three Months Ended December 31,
	2018	2017	% Change
US Pay TV Providers	$42,348	$83,608	(49)%
CE Manufacturers	8,890	12,923	(31)%
New Media, International Pay TV Providers and Other	20,742	17,185	21%
Total IP Licensing Revenue, net	71,980	113,716	(37)%
Adjusted Operating Expenses	25,742	27,812	(7)%
Adjusted EBITDA	$46,238	$85,904	(46)%
Adjusted EBITDA Margin	64.2%	75.5%

Total IP Licensing Revenue, net	$71,980	$113,716	(37)%
Legacy TiVo Solutions IP Licenses	—	(25,847)	(100)%
Core Intellectual Property Licensing Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses)	$71,980	$87,869	(18)%

Intellectual Property Licensing revenue decreased 37% in the fourth quarter. The decline in revenue from US Pay TV Providers is primarily due to a $25.8 million decrease in revenue from TiVo Solutions agreements entered into prior to the TiVo Acquisition Date (the Time Warp patent agreements) as a result of the expiration of these contracts and a $17.1 million decrease in revenue from catch-up payments intended to make us whole for the pre-license period of use. The decrease in revenue from CE Manufacturers was primarily attributable to a customer being out-of-license in 2018 and a decrease in catch-up payments intended to make us whole for the pre-license period. We anticipate this customer will eventually execute a new license. The increase in revenue from New Media, International Pay TV Providers and Other was primarily attributable to a $5.7 million increase in catch-up payments intended to make us whole for the pre-license period.

The decrease in Adjusted Operating Expenses relates to benefits from cost savings initiatives.

The decrease in Adjusted EBITDA Margin is primarily the result of a decrease in Intellectual Property Licensing revenue, partially offset by benefits from cost savings initiatives.

Intellectual Property Licensing Segment Operating Highlights:

▪	Samsung has renewed a global multi-year patent license agreement for the use of Rovi’s video discovery patents and technologies across Samsung’s smartphone and tablet devices.

•	Minerva Networks entered into a multi-year intellectual property (IP) license renewal.

•	TikiLIVE has extended its intellectual property (IP) license agreement.

CONFERENCE CALL INFORMATION

TiVo management will host a conference call today, February 26, 2019, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial and operational results. Investors and analysts interested in participating in the conference are welcome to call (866) 621-1214 (or international +1-706-643-4013) and reference conference ID 8197906. The conference call may also be accessed via live webcast in the Investor Relations section of TiVo’s website at http://ir.tivo.com.

A replay of the audio webcast will be available on TiVo’s website shortly after the live call ends, and we currently plan for it to remain on TiVo’s website until the next quarterly earnings call. Additionally, a telephonic replay of the call may be accessible shortly after the live call ends through March 5, 2019 by dialing (855) 859-2056 (or international +1-404-537-3406) and entering conference ID 8197906.

NON-GAAP FINANCIAL INFORMATION

TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP Cost of Licensing, Services and Software Revenues, Non-GAAP Cost of Hardware Revenues, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Depreciation, Non-GAAP Total OpEx Excluding Goodwill Impairment, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, Adjusted EBITDA and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.

Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as amortization of intangible assets, equity-based compensation, accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as restructuring and asset impairment charges, goodwill impairment, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo acquisition litigation, expenses in connection with the extinguishment or modification of debt, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in franchise tax reserves.

Non-GAAP Cost of Licensing, Services and Software Revenues is defined as GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transaction, transition and integration expenses.

Non-GAAP Cost of Hardware Revenues is defined as GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets, excluding transition and integration expenses.

Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation, transition and integration expenses and retention earn-outs payable to former shareholders of acquired businesses.

Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable and changes in franchise tax reserves. Included in transition costs in the second quarter of 2018 was a $4.5 million loss associated with a legacy TiVo Solutions legal matter for which a settlement was agreed to in the third quarter of 2018.

Non-GAAP Depreciation is defined as GAAP depreciation expenses excluding the impact of additional depreciation resulting from changes in the estimated useful lives of assets involved in facility rationalization actions.

Non-GAAP Total OpEx Excluding Goodwill Impairment is defined as GAAP Total Operating costs and expenses excluding goodwill impairment.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions and changes in franchise tax reserves.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding amortization of intangible assets, restructuring and asset impairment charges, goodwill impairment, equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, depreciation and changes in franchise tax reserves.

Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation, amortization of intangible assets, restructuring and asset impairment charges, goodwill impairment, equity-based compensation, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable and changes in franchise tax reserves.

Non-GAAP Interest Expense is defined as GAAP interest expense, excluding accretion of contingent consideration, amortization or write-off of issuance costs, discounts on convertible debt and interest on franchise tax reserves, plus the reclassification of the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps.

Cash Taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.

Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.

The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes the amortization of intangible assets, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo Acquisition litigation, and gain on settlement of acquired receivables from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of restructuring and asset impairment charges, goodwill impairment, expenses in connection with the extinguishment or modification of debt, gain on the settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than-temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in franchise tax reserves. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision-making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing Non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps when management evaluates the Company's expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.

Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their Non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure are provided in the tables below.

About TiVo Corporation

TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, future growth and success of the Company’s Product and IP Licensing businesses, the timing of results and the Company’s exploration of strategic alternatives, as well as future business strategies, future product offerings and deployments, and technology and intellectual property licenses with various customers. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays, whether inside or outside the Company’s control, in the Company’s exploration of its strategic alternatives, delays in development, the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered, as well as the other potential factors described under "Risk Factors" included in Annual Report on Form 10-K for the year ended December 31, 2018 and other documents of TiVo Corporation on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Relations                    Press Relations
Debi Palmer                        Lerin O'Neill
TiVo Corporation                     TiVo Corporation
+1 818-295-6651                        +1 408-562-8455
debi.palmer@tivo.com                     lerin.oneill@tivo.com

TIVO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues, net:
Licensing, services and software	$164,635	$206,542	$681,130	$784,087
Hardware	3,824	7,694	14,735	42,369
Total Revenues, net	168,459	214,236	695,865	826,456
Costs and expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	42,602	43,314	169,149	167,712
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	5,231	10,822	19,491	46,699
Research and development	43,391	49,996	177,285	194,382
Selling, general and administrative	47,141	57,903	181,047	205,024
Depreciation	5,212	6,275	21,464	22,144
Amortization of intangible assets	27,873	41,557	147,336	166,657
Restructuring and asset impairment charges	1,493	1,425	10,061	19,048
Goodwill impairment	269,000	—	269,000	—
Total costs and expenses	441,943	211,292	994,833	821,666
Operating (loss) income	(273,484)	2,944	(298,968)	4,790
Interest expense	(12,909)	(10,929)	(49,150)	(42,756)
Interest income and other, net	2,711	(904)	5,682	2,915
(Loss) gain on interest rate swaps	(3,760)	3,233	3,425	1,859
TiVo Acquisition litigation	—	—	—	(14,006)
Loss on debt extinguishment	—	—	—	(108)
Loss on debt modification	—	—	—	(929)
Loss from continuing operations before income taxes	(287,442)	(5,656)	(339,011)	(48,235)
Income tax expense (benefit)	747	(24,095)	14,052	(10,279)
(Loss) income from continuing operations, net of tax	(288,189)	18,439	(353,063)	(37,956)
(Loss) income from discontinued operations, net of tax	(23)	—	3,715	—
Net (loss) income	$(288,212)	$18,439	$(349,348)	$(37,956)

Basic (loss) earnings per share:
Continuing operations	$(2.33)	$0.15	$(2.87)	$(0.32)
Discontinued operations	—	—	0.03	—
Basic (loss) earnings per share	$(2.33)	$0.15	$(2.84)	$(0.32)
Weighted average shares used in computing basic per share amounts	123,802	121,427	123,020	120,355

Diluted (loss) earnings per share:
Continuing operations	$(2.33)	$0.15	$(2.87)	$(0.32)
Discontinued operations	—	—	0.03	—
Diluted (loss) earnings per share	$(2.33)	$0.15	$(2.84)	$(0.32)
Weighted average shares used in computing diluted per share amounts	123,802	122,362	123,020	120,355

Dividends declared per share	$0.18	$0.18	$0.72	$0.72

See notes to the Consolidated Financial Statements in our Annual Report on Form 10-K.

TIVO CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$161,955	$128,965
Short-term marketable securities	158,956	140,866
Accounts receivable, net	152,866	180,768
Inventory	7,449	11,581
Prepaid expenses and other current assets	30,806	34,751
Total current assets	512,032	496,931
Long-term marketable securities	73,207	82,711
Property and equipment, net	53,586	55,244
Intangible assets, net	513,770	643,924
Goodwill	1,544,343	1,813,227
Other long-term assets	63,365	71,641
Total assets	$2,760,303	$3,163,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$104,981	$135,852
Unearned revenue	46,072	55,393
Current portion of long-term debt	373,361	7,000
Total current liabilities	524,414	198,245
Taxes payable, less current portion	5,156	3,947
Unearned revenue, less current portion	54,495	58,283
Long-term debt, less current portion	618,776	976,095
Deferred tax liabilities, net	45,030	50,356
Other long-term liabilities	19,491	23,736
Total liabilities	1,267,362	1,310,662
Stockholders' equity:
Preferred stock	—	—
Common stock	126	123
Treasury stock	(32,124)	(24,740)
Additional paid-in capital	3,239,395	3,273,022
Accumulated other comprehensive loss	(3,869)	(2,738)
Accumulated deficit	(1,710,587)	(1,392,651)
Total stockholders’ equity	1,492,941	1,853,016
Total liabilities and stockholders’ equity	$2,760,303	$3,163,678

See notes to the Consolidated Financial Statements in our Annual Report on Form 10-K.

TIVO CORPORATION AND SUBSIDIARIES
REVENUE AND SEGMENT DETAILS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Total Revenues, net	$168,459	$214,236	$695,865	$826,456
Legacy TiVo Solutions IP Licenses	—	(25,847)	(20,063)	(97,136)
Hardware	(3,824)	(7,694)	(14,735)	(42,369)
Other Products	(3,660)	(689)	(8,667)	(4,548)
Core Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products)	$160,975	$180,006	$652,400	$682,403

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Product Revenue
Platform Solutions	$74,519	$80,606	$315,814	$334,004
Software and Services	18,300	19,225	76,249	84,964
Other	3,660	689	8,667	4,548
Total Product Revenue, net	96,479	100,520	400,730	423,516

IP Licensing Revenue
US Pay TV Providers	42,348	83,608	185,954	278,973
CE Manufacturers	8,890	12,923	35,644	51,219
New Media, International Pay TV Providers and Other	20,742	17,185	73,537	72,748
Total IP Licensing Revenue, net	71,980	113,716	295,135	402,940

Total Revenues, net	$168,459	$214,236	$695,865	$826,456

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Total Product Revenue, net	$96,479	$100,520	$400,730	$423,516
Hardware	(3,824)	(7,694)	(14,735)	(42,369)
Other Products	(3,660)	(689)	(8,667)	(4,548)
Core Product Revenue (excludes revenue from Hardware and Other Products)	$88,995	$92,137	$377,328	$376,599

Total IP Licensing Revenue, net	$71,980	$113,716	$295,135	$402,940
Legacy TiVo Solutions IP Licenses	—	(25,847)	(20,063)	(97,136)
Core Intellectual Property Licensing Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses)	$71,980	$87,869	$275,072	$305,804

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Adjusted EBITDA:
Product	$13,039	$3,727	$67,010	$46,409
IP Licensing	46,238	85,904	195,603	305,881
Corporate	(17,136)	(15,064)	(62,521)	(62,148)
Adjusted EBITDA	$42,141	$74,567	$200,092	$290,142

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP loss before income taxes from continuing operations	$(287,442)	$(5,656)	$(339,011)	$(48,235)
Amortization of intangible assets	27,873	41,557	147,336	166,657
Restructuring and asset impairment charges	1,493	1,425	10,061	19,048
Goodwill impairment	269,000	—	269,000	—
Equity-based compensation	11,553	13,780	39,779	52,561
Transaction, transition and integration costs	494	4,663	9,797	20,364
Earnout amortization	—	958	1,494	3,833
CEO transition cash costs	—	4,305	(975)	4,305
Remeasurement of contingent consideration	—	(1,340)	1,104	(1,023)
TiVo Acquisition litigation	—	—	—	14,006
Loss on debt extinguishment	—	—	—	108
Loss on debt modification	—	—	—	929
Gain on settlement of acquired receivable	—	—	—	(2,537)
Accelerated depreciation	—	639	—	1,491
Other-than-temporary impairment of strategic investment	—	1,210	—	1,210
Gain on sale of strategic investments	(145)	—	(662)	(3,143)
Accretion of contingent consideration	—	123	235	634
Amortization of note issuance costs	591	548	2,300	2,136
Amortization of convertible note discount	3,369	3,217	13,246	12,645
Mark-to-market loss related to interest rate swaps	3,365	(5,120)	(6,848)	(10,215)
Non-GAAP Pre-tax Income	$30,151	$60,309	$146,856	$234,774

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Diluted weighted average shares outstanding	123,802	122,362	123,020	120,355
Dilutive effect of equity-based compensation awards	536	—	575	1,039
Non-GAAP Diluted Weighted Average Shares Outstanding	124,338	122,362	123,595	121,394

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$42,602	$43,314	$169,149	$167,712
Equity-based compensation	(1,295)	(1,244)	(4,558)	(4,504)
Transaction, transition and integration costs	(315)	(163)	(373)	(530)
Non-GAAP Cost of Licensing, Services and Software Revenues	$40,992	$41,907	$164,218	$162,678

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets	$5,231	$10,822	$19,491	$46,699
Transaction, transition and integration costs	—	—	—	(1,021)
Non-GAAP Cost of Hardware Revenues	$5,231	$10,822	$19,491	$45,678

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Research and development expenses	$43,391	$49,996	$177,285	$194,382
Equity-based compensation	(4,029)	(3,912)	(13,986)	(16,771)
Transaction, transition and integration costs	(178)	(1,029)	(1,613)	(4,474)
Earnout amortization	—	(184)	(287)	(736)
GAAP Research and development expenses	$39,184	$44,871	$161,399	$172,401

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Selling, general and administrative expenses	$47,141	$57,903	$181,047	$205,024
Equity-based compensation	(6,229)	(8,624)	(21,235)	(31,286)
Transaction, transition and integration costs	(1)	(3,471)	(7,811)	(14,339)
Earnout amortization	—	(774)	(1,207)	(3,097)
CEO transition cash costs	—	(4,305)	975	(4,305)
Remeasurement of contingent consideration	—	1,340	(1,104)	1,023
Gain on settlement of acquired receivable	—	—	—	2,537
Non-GAAP Selling, General and Administrative Expenses	$40,911	$42,069	$150,665	$155,557

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Total operating costs and expenses	$441,943	$211,292	$994,833	$821,666
Goodwill impairment	(269,000)	—	(269,000)	—
Non-GAAP Total OpEx Excluding Goodwill Impairment	$172,943	$211,292	$725,833	$821,666

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Total operating costs and expenses	$441,943	$211,292	$994,833	$821,666
Depreciation	(5,212)	(6,275)	(21,464)	(22,144)
Amortization of intangible assets	(27,873)	(41,557)	(147,336)	(166,657)
Restructuring and asset impairment charges	(1,493)	(1,425)	(10,061)	(19,048)
Goodwill impairment	(269,000)	—	(269,000)	—
Equity-based compensation	(11,553)	(13,780)	(39,779)	(52,561)
Transaction, transition and integration costs	(494)	(4,663)	(9,797)	(20,364)
Earnout amortization	—	(958)	(1,494)	(3,833)
CEO transition cash costs	—	(4,305)	975	(4,305)
Remeasurement of contingent consideration	—	1,340	(1,104)	1,023
Gain on settlement of acquired receivable	—	—	—	2,537
Non-GAAP Total COGS and OpEx	$126,318	$139,669	$495,773	$536,314

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Operating (loss) income	$(273,484)	$2,944	$(298,968)	$4,790
Depreciation	5,212	6,275	21,464	22,144
Amortization of intangible assets	27,873	41,557	147,336	166,657
Restructuring and asset impairment charges	1,493	1,425	10,061	19,048
Goodwill impairment	269,000	—	269,000	—
Equity-based compensation	11,553	13,780	39,779	52,561
Transaction, transition and integration costs	494	4,663	9,797	20,364
Earnout amortization	—	958	1,494	3,833
CEO transition cash costs	—	4,305	(975)	4,305
Remeasurement of contingent consideration	—	(1,340)	1,104	(1,023)
Gain on settlement of acquired receivable	—	—	—	(2,537)
Adjusted EBITDA	$42,141	$74,567	$200,092	$290,142

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Interest expense	$(12,909)	$(10,929)	$(49,150)	$(42,756)
Accretion of contingent consideration	—	123	235	634
Amortization of note issuance costs	591	548	2,300	2,136
Amortization of convertible note discount	3,369	3,217	13,246	12,645
Reclassify current period cost of interest rate swaps	(396)	(1,886)	(3,423)	(8,356)
Non-GAAP Interest Expense	$(9,345)	$(8,927)	$(36,792)	$(35,697)